March 2, 1998



Sonus Corp.
Suite 2390
111 SW 5th Avenue Portland, Oregon 97204 U.S.A.

Dear Sirs:

                  Re:  Sonus Corp. - Form SB-2 Registration
                  -----------------------------------------

                  We have acted as Alberta counsel for Sonus Corp. ("Sonus"), a body corporate organized under the laws of the Province of Alberta, Canada, in connection with the preparation of a post-effective amendment to the Registration Statement on Form SB-2 to be filed by Sonus with the Securities and Exchange Commission (the "SEC") on or shortly after March 2, 1998 (the "Registration Statement"), respecting the proposed resale of 3,744,492 common shares without par value of Sonus (the "Offered Shares") by the Selling Shareholders identified in the Registration Statement.

                  The Offered Shares are comprised of the following:

                  (i) 2,151,830 common shares which are presently issued and outstanding;

                  (ii) 1,093,482 common shares (the "Purchase Warrant Shares") which are issuable upon the exercise of purchase warrants (the "Purchase Warrants") issued by Sonus in a private placement of special warrants in September and December of 1996 (the "September Special Warrant Offering");

                  (iii) 99,180 common shares (the "Option Shares") which are issuable upon the exercise of purchase warrants (the "Option Warrants") issuable upon the exercise of options granted to the placement agents in connection with the September Special Warrant Offering; and

                  (iv) 400,000 common shares (the "Note Shares") which are issuable upon exercise of the conversion rights associated with convertible promissory notes (the "Notes") issued by Sonus in connection with the acquisition of the Midwest Division of Hearing Health Services, Inc., in October 1996.

                  In our capacity as Alberta counsel for Sonus, we have reviewed and examined the Certificates and Articles of Sonus and its by-laws and applicable resolutions and minutes of meetings of directors and shareholders contained in its corporate minute book. For the purposes of this opinion, we have assumed such minute book is complete and accurate in all material aspects.

                  In addition, we have reviewed all such other documents and have made such further investigations as we have considered appropriate and necessary in order to enable us to give the opinions expressed herein, and have made such examinations of law as we have deemed appropriate for the purpose of giving the opinions expressed herein.

                  We also have been furnished with and have examined originals or copies, certified or otherwise identified to our satisfaction, of all such records of Sonus, agreements and other instruments, certificates of officers and representatives of Sonus, certificates of public officials and other documents as we have deemed necessary or relevant as a basis for the opinion hereinafter expressed. In particular, as to various questions of fact, we have relied upon a certificate of an Officer of Sonus (the "Certificate"), a copy of which is attached hereto. Insofar as the opinions herein relate to the number of issued and outstanding securities of Sonus and to any issued and outstanding common shares of Sonus being fully-paid, we have relied exclusively upon the Certificate.

                  In making such examinations, we have assumed (i) the genuineness of all signatures; (ii) the authenticity of all documents submitted to us as originals; (iii) the conformity to original documents of all documents submitted to us as certified copies or photocopies; (iv) the authority of all persons signing documents on behalf of Sonus; and (v) the identity and capacity of all individuals acting or purporting to act as public officials.

                  We are solicitors qualified to carry on the practice of law in the Province of Alberta only and we express no opinion as to any laws or matters governed by any laws other than the laws of the Province of Alberta and the federal laws of Canada applicable therein.

                  Based on the foregoing, we are of the option that:

                  1. The Purchase Warrant Shares have been duly authorized and when the Purchase Warrants have been duly exercised and the Purchase Warrant Shares have been duly delivered against payment therefor pursuant to the terms of the Purchase Warrants, the Purchase Warrant Shares will be validly issued, fully paid and non-assessable.

                  2. The Option Shares have been duly authorized and when the Option Warrants have been duly exercised and the Option Shares have been duly delivered against payment therefor pursuant to the terms of the Option Warrants, the Option Shares will be validly issued, fully paid and non-assessable.

                  3. The Note Shares have been duly authorized and when the holders of the Notes have duly exercised their rights of conversion pursuant to the terms of the Notes and the Note Shares have been duly delivered, the Note Shares will be validly issued, fully paid and non-assessable.

                  4. The Offered Shares, excluding the Purchase Warrant Shares, Option Shares and Note Shares, have been validly issued and are fully paid and non-assessable.

                  5. The statements in the prospectus included in the Registration Statement (the "Prospectus") under the heading "Service and Enforcement of Legal Process" to the extent that such matters represent matters of law or legal conclusions, are accurate and complete statements or summaries of the matters set forth therein.

                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We further consent to the use of our name under the headings "Legal Matters" and "Service and Enforcement of Legal Process" in the Prospectus.

                                       Yours very truly,

                                       BALLEM MacINNES

                                       /s/ Ballem MacInnes

                                   CERTIFICATE

TO:      Ballem MacInnes

Re:      Form SB-2 Registration Statement



I, Edwin J. Kawasaki, Vice President-Finance and Chief Financial Officer of Sonus Corp. (the "Company") DO HEREBY CERTIFY in my capacity as such and not in my personal capacity, that:

1.       The  corporate  minute book of the Company is complete  and accurate in all material respects and all minutes of the meetings and/or resolutions of the shareholders and directors of the Company are recorded therein, and, no steps have been taken or are pending to cancel the Company's incorporation, to strike the Company from the register or to dissolve or wind up the Company.

2. The authorized capital of the Company consists of an unlimited number of Common Shares ------- without par value and an unlimited number of preferred shares without par value issuable in series, of which 5,834,582 Common Shares and 13,333,333 Series A Convertible Preferred Shares are issued and outstanding. All of such outstanding Common Shares and Series A Convertible Preferred Shares have been authorized for issuance by the Board of Directors of the Company and are fully-paid. Additionally, an aggregate of 7,721,728 Common Shares have been authorized for issuance by the Board of Directors of the Company as follows: (i) 1,462,400 stock options; (ii) 1,192,662 issued and outstanding warrants of the Company; (iii) 400,000 Common Shares upon the conversion of issued and outstanding convertible subordinated notes of the Company; and (iv) 4,666,666 Common Shares pursuant to the conversion of 13,333,333 Series A Convertible Preferred Shares and the exercise of 2,000,000 warrants issued by the Company.

THIS CERTIFICATE is delivered to you in order to confirm certain facts to enable you to render your legal opinion respecting the Registration Statement on Form SB-2 to be filed with the Securities and Exchange Commission and, in that regard, you and the Securities and Exchange Commission are entitled to rely upon same.

DATED at the City of Portland, in the State of Oregon, this 2nd day of March, 1998.

                              /s/ Edwin J. Kawasaki
                              Edwin J. Kawasaki
                              Vice President-Finance and Chief Financial Officer